UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On February 5, 2015, the DTE Energy Company (the “Company”) Board of Directors (the “Board”), on its own initiative, adopted amendments to Article I, Section 2 of the Bylaws of the Company and amended the content of Article I, Section 10(d)-(g) of the Bylaws, consolidating all discussions of shareholder special meetings into Article I, Section 2 of the Bylaws. The effect of these amendments was to (i) reduce the required ownership threshold to permit shareholders to request a special meeting of the shareholders from 75% to 25% of the outstanding shares of stock of the Company entitled to vote at such a meeting; (ii) clarify and expand the procedures and required disclosure applicable to shareholders making the special meeting request; (iii) provide guidance applicable to requests for substantially the same purpose or purposes and substantially the same matters proposed to be acted on at the meeting; (iv) state the revocation procedures applicable to special meeting requests; and (v) expand the circumstances under which it would not be appropriate to call a special meeting, including when the same or similar business was recently addressed or will soon be addressed at another shareholder meeting, or the special meeting is requested too close in time to the calling of the annual shareholder meeting. The amendment became effective February 5, 2015.

The Amended Bylaws of DTE Energy Company, as amended through February 5, 2015, were filed as Exhibit 3-12 to the Company’s Annual Report on Form 10-K, filed with the Commission on February 13, 2015, and are also attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended Bylaws of DTE Energy Company, as amended through February 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2015

DTE ENERGY COMPANY (Registrant)

/s/ LISA A. MUSCHONG Lisa A. Muschong Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended Bylaws of DTE Energy Company, as amended through February 5, 2015